Exhibit A

Executive Officers of Shell Pipeline Company LP

Name	Principal Occupation	Citizenship
Alton G. Smith	President	United States
Shawn J. Carsten	Vice President - Finance	United States
Preston J. McGlory	Vice President - Tax	United States
Kevin M. Nichols	Vice President	United States
Lynn S. Borgmeier	Secretary	United States
Christopher D. Jackson	Treasurer	United States
Linda L. Meagher	Assistant Secretary	United States
Joe L. Guillen	Assistant Treasurer	United States

Executive Officers of Shell Midstream LP Holdings LLC

Name	Principal Occupation	Citizenship
John H. Hollowell	President and Chief Executive Officer	United States
Shawn J. Carsten	Vice President and Chief Financial Officer	United States
Preston J. McGlory	Vice President - Tax	United States
Kevin M. Nichols	Vice President	United States
Alton G. Smith	Vice President	United States
Christopher D. Jackson	Treasurer	United States
Lynn S. Borgmeier	Secretary	United States
Linda L. Meagher	Assistant Secretary	United States
Joe L. Guillen	Assistant Treasurer	United States

Exhibit A

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